SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 9, 2013

Vertical Computer Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28685	65-0393635
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300 Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 437-5200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2013 Vertical Computer Systems, Inc.’s (the “Company”) subsidiary, Now Solutions, Inc. (“Now Solutions”), secured financing in the aggregate amount of $1,759,150, which amount was utilized to pay off existing indebtedness of the Company and its subsidiaries to Tara Financial Services, Inc. (“Tara Financial”) and Robert Farias (“Farias”), an employee of the Company.

The Company and several of its subsidiaries entered into a loan agreement (the “Loan Agreement”), dated as of January 9, 2013 with Lakeshore Investment, LLC (“Lakeshore”) under which Now Solutions issued a secured ten (10) year promissory note (the “Note”) bearing interest at 11% per annum to Lakeshore in the amount of $1,759,150 payable in equal monthly installments of $24,232 until January 31, 2022. The Note contains provisions requiring additional principal reductions in the event sales by Now Solutions exceed certain financial thresholds.

Pursuant to the Loan Agreement, the Company agreed to make principal payments toward the Note of $90,000 by January 31, 2013, which is secured by 10% of the Company’s ownership interest in Priority Time Systems, Inc. (“Priority Time”) and $600,000 by February 28, 2013, which is secured by 20% of the Company’s ownership interest in Now Solutions. The Loan Agreement also contains provisions requiring certain additional principal prepayments toward the Note by the Company from any litigation or settlement proceeds regarding its SiteFlash technology less any attorney fees and direct Costs (“Net Claim Proceeds”).

The Notes are secured by the assets of the Company’s subsidiaries, Now Solutions, Priority Time, SnAPPnet, Inc. (“SnAPPnet”) and the Company’s SiteFlash technology and are cross-collateralized. Upon the aggregate principal payment of $290,000 toward the Note, the Company has the option to have Lakeshore release either the Priority Time collateral or the SiteFlash collateral. Upon payment of the aggregate principal $590,000 toward the Note, Lakeshore shall release either the Priority Time collateral or the SiteFlash collateral (whichever is remaining). Upon payment of the aggregate principal $890,000 toward the Note, Lakeshore shall release the SnAPPnet collateral and upon full payment of the Note, Lakeshore shall release the Now Solutions collateral.

As additional consideration for the loan, the Company granted a 5% interest in net claim proceeds (less any attorney’s fees and direct costs) from any litigation or settlement proceeds related to the SiteFlash technology to Lakeshore. In addition, until the Note is paid in full, Now Solutions agreed to pay a Lakeshore royalty of 5% of its annual gross revenues in excess of $5 million dollars up to a maximum of $1,759,150.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 Secured Term Promissory Note in the principal amount of $1,759,150, payable by Now Solutions to Lakeshore Investment, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc. (Registrant)

Date: January 15, 2013	By:	/s/ Richard Wade
Richard Wade President/CEO